Exhibit 99.1

Monogram Residential Trust, Inc. Announces Acquisition of Interests in Six Multifamily Communities and One Mezzanine Loan

- Adds Five Multifamily Communities Consisting of 1,631 Units to Wholly Owned Portfolio -

PLANO, Texas — May 13, 2015 — Monogram Residential Trust, Inc. (NYSE: MORE) (“Monogram” or the “Company”), an owner, operator and developer of luxury apartment communities in select markets across the United States, today announced that the Company has acquired PGGM’s joint venture equity interests in six multifamily communities and one mezzanine loan for a gross purchase price of $224.6 million. The Company funded the acquisition through $106.4 million of the allocable share of existing debt on the six purchased interests and the remainder with cash and draws on its existing credit facilities. As a result of this transaction, Monogram added five multifamily communities and one mezzanine loan to its wholly owned portfolio and increased its interest in another multifamily community to 93.5%.

As part of the transaction, the Company received $4.5 million in final payment of a promoted interest and a disposition fee for the acquired interests in the six multifamily communities and one mezzanine loan that PGGM sold to the Company.

“We are pleased with this transaction, as it is confirmation of our strategy to utilize joint ventures as a capital-efficient way to grow our wholly owned portfolio of high quality communities at low risk and attractive returns,” commented Mark Alfieri, Monogram’s Chief Executive Officer, President and Chief Operating Officer.

This transaction will add 1,631 units to the Company’s wholly owned portfolio, bringing the Company’s total wholly owned unit count to 4,081. The multifamily communities that were part of the transaction are located in the following Metropolitan Statistical areas: Washington DC, Boston, Orlando, Denver, Las Vegas and Dallas, and were 95.8% occupied as of March 31, 2015.

Morgan Stanley & Co. LLC acted as financial advisor to Monogram in connection with the PGGM transaction.

About Monogram

Monogram Residential Trust, Inc. (“Monogram”), is a fully integrated self-managed real estate investment trust that invests in, develops and operates high quality multifamily communities offering location and lifestyle amenities. Monogram invests in stabilized operating properties and properties in various phases of development, with a focus on communities in select markets across the United States. Monogram’s portfolio includes investments in 56 multifamily communities in 12 states comprising 16,126 apartment homes.

Forward Looking Statements

This press release contains forward-looking statements relating to the business and financial outlook of Monogram Residential Trust, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Statements regarding the following subjects may be impacted by a number of risks and uncertainties such as our business strategy; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; market trends; and projected capital expenditures. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this document, and other factors described in the Risk Factors section of Monogram Residential Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 and in subsequent filings with the SEC. Forward-looking statements in this press release speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.  We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Investor Relations:

Stephen Swett

(469) 250-5638

ir@monogramres.com

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